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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                December 1, 1995
                Date of Report (Date of earliest event reported)

                        TURNER BROADCASTING SYSTEM, INC.
             (Exact name of registrant as specified in its charter)




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
        Georgia                          0-9334                  58-0950695
(State or other jurisdiction          (Commission               (IRS Employer
of incorporation)                     File Number)           Identification No.)
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
                  One CNN Center, Atlanta, Georgia                      30303
          (Address of principal executive offices)                    (Zip Code)
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       Registrant's telephone number, including area code: (404) 827-1700

                                 Not Applicable
         (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS.

         As previously reported, Turner Broadcasting System, Inc., a Georgia corporation (the "Company"), entered into an Agreement and Plan of Merger dated as of September 22, 1995 (the "Original Merger Agreement") among the Company, Time Warner Inc. ("Time Warner") and Time Warner Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Time Warner ("Delaware Sub"), which provided for the combination of the Company and Time Warner. As contemplated by the Original Merger Agreement, the Company and Time Warner have agreed to amend the Original Merger Agreement to provide for a transaction in which the Company and Time Warner will each become a wholly owned subsidiary of a new holding company. The Company, Time Warner, TW Inc., a Delaware corporation and currently a wholly owned subsidiary of Time Warner ("New Time Warner"), Delaware Sub and TW Acquisition Corp., a Georgia corporation
("Georgia Sub"), have entered into an Amended and Restated Agreement and Plan of Merger (the "Amended and Restated Merger Agreement") dated as of September 22, 1995, pursuant to which (a) Georgia Sub will be merged into the Company, (b) each outstanding share of Class A Common Stock, par value $0.0625 per share, of the Company and each share of Class B Common Stock, par value $0.0625 per share, of the Company (other than shares held directly or indirectly by Time Warner or New Time Warner or in the treasury of the Company and other than shares with respect to which dissenters' rights are properly exercised) will be converted into 0.75 of a share of common stock, par value $.01 per share, of New Time Warner ("New Time Warner Common Stock"), (c) each share of Class C Convertible Preferred Stock, par value $.125 per share, of the Company (other than shares held directly or indirectly by Time Warner or New Time Warner or in the treasury of the Company and other than shares with respect to which dissenters' rights are properly exercised) will be converted into 4.80 shares of New Time Warner Common Stock, (d) Delaware Sub will be merged into Time Warner, (e) each outstanding share of common stock, par value $1.00 per share, of Time Warner, other than shares held directly or indirectly by Time Warner, will be converted into one share of New Time Warner Common Stock, (f) each outstanding share of each series of preferred stock of Time Warner, other than shares held directly or indirectly by Time Warner and shares with respect to which appraisal rights are properly exercised, will be converted into one share of a substantially identical series of preferred stock of New Time Warner having the same designation as the shares of preferred stock of Time Warner so converted, (g) each of Time Warner and the Company will become a wholly owned subsidiary of New Time Warner and (h) New Time Warner will be renamed "Time Warner Inc." A copy of the Amended and Restated Merger Agreement is attached as
Exhibit 2 hereto and incorporated herein by reference.

         In connection with the Original Merger Agreement, Time Warner, Liberty Media Corporation ("LMC") and certain subsidiaries of LMC entered into an agreement (the "LMC Agreement") pursuant to which, among other things, LMC and certain of its subsidiaries agreed, subject to certain conditions, to vote all their shares of Company stock in favor of the approval of the transactions contemplated by the Original Merger Agreement and in favor of




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the approval and adoption of the Original Merger Agreement. The parties to the
LMC Agreement and New Time Warner have entered into an Amended and Restated LMC Agreement which reflects the changes in the structure of the proposed transaction as set forth in the Amended and Restated Merger Agreement.




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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                          AND EXHIBITS.


         The following items are filed with this report:

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
             Exhibit Number                               Description
                  2 Amended and Restated Agreement and Plan of Merger dated as of September 22, 1995, among Time Warner Inc., TW Inc., Time Warner Acquisition Corp., TW Acquisition Corp. and Turner Broadcasting
                                              System, Inc.
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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.





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
                                        TURNER BROADCASTING SYSTEM, INC.

                                            (Registrant)





Date: December 19, 1995                     By: /s/ William S. Ghegan
                                                --------------------------------
                                            Name: William S. Ghegan
                                            Title: Vice President and Controller
                                                   and Chief Accounting Officer
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                                EXHIBIT INDEX


          Exhibit Number                            Description
          --------------                            -----------

                2 Amended and Restated Agreement and Plan of Merger dated as of September 22, 1995, among Time Warner Inc., TW Inc., Time Warner Acquisition Corp., TW Acquisition Corp. and Turner Broadcasting System, Inc.



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